UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2004

PEMSTAR INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31223	41-1771227
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3535 Technology Drive N.W., Rochester, Minnesota 55901

(Address of principal executive offices)

Registrant’s telephone number, including area code: (507) 288-6720

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On January 7, 2004, Pemstar, Inc. announced that it successfully reached agreements with its lender to amend its Loan and Security Agreement that was entered into by and among the Company, Turtle Mountain Corporation, Pemstar Pacific Consultants, Inc., Gentlelife, Inc. and Congress Financial Corporation and Fleet Capital Corporation, dated April 25, 2003. The new terms include from the replacement of previous monthly financial reporting requirements with quarterly reporting requirements, and a reduction in the company’s required consolidated and domestic EBITDA covenants.

Pemstar also announced that it has changed its cash management relationship to Fleet National Bank from US Bank National Association effective this month. The press release announcing these changes and Amendments No. 4 and No. 5 to the Loan Agreement are filed with this report as Exhibits 10.1,10.2 and 99.1.

Item 7. Financial Statements and Exhibits

(c) The following exhibits are being furnished herewith:

10.1	Amendment No. 4 to Loan and Security Agreement between the Company, dated as of January 5, 2004, Turtle Mountain Corporation, Pemstar Pacific Consultants Inc. and Gentlelife, Inc., Congress Financial Corporation and Fleet Capital Corporation dated April 25, 2003.

10.2	Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, between the Company, Turtle Mountain Corporation, Pemstar Pacific Consultants Inc. and Gentlelife, Inc., Congress Financial Corporation and Fleet Capital Corporation dated April 25, 2003.

99.1	Press Release, dated January 7, 2004 of Pemstar, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEMSTAR, INC.

January 9, 2004	By:	/S/ GREG S. LEA

Gregory S. Lea, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2003, between the Company, Turtle Mountain Corporation, Pemstar Pacific Consultants Inc. and Gentlelife, Inc., Congress Financial Corporation and Fleet Capital Corporation dated April 25, 2003.

10.2	Amendment No. 5 to Loan and Security Agreement, dated as of January 6, 2004, between the Company, Turtle Mountain Corporation, Pemstar Pacific Consultants Inc. and Gentlelife, Inc., Congress Financial Corporation and Fleet Capital Corporation dated April 25, 2003.

99.1	Press Release, dated January 7, 2004, of Pemstar, Inc.